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Exhibit 23.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements listed below of our reports dated February 7, 2001, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group, and the Financial Statements of the U.S. Steel Group, which appear on pages U-1, M-1, and S-1 respectively, of this Form 10-K:

On Form S-3:                Relating to:

     File No.    33-57997   Marathon Group Dividend Reinvestment Plan
                 33-60172   U.S. Steel Group Dividend Reinvestment Plan
                333-56867   USX Corporation Debt Securities, Preferred
                            Stock and Common Stock
                333-88947   Marathon Group and U.S. Steel Group Dividend
                            Reinvestment and Direct Stock Purchase Plans
                333-88797   USX Corporation Debt Securities, Preferred
                            Stock and Common Stock


On Form S-8:                Relating to:

     File No.    33-41864   1990 Stock Plan
                 33-54333   Parity Investment Bonus
                 33-60667   Parity Investment Bonus
                 33-56828   Marathon Oil Company Thrift Plan
                 33-52917   Savings Fund Plan
                333-00429   Savings Fund Plan
                333-29699   1990 Stock Plan
                333-29709   Marathon Oil Company Thrift Plan
                333-52751   1990 Stock Plan
                333-86847   1990 Stock Plan



PricewaterhouseCoopers LLP
Pittsburgh, PA
March 12, 2001